UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

Santander UK plc	Abbey National Treasury Services plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England	England
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0661684	98-0204729
(I.R.S. employer identification number)	(I.R.S. employer identification number)

2 Triton Square, Regent’s Place, London NW1 3AN England +44 870 607 6000	2 Triton Square, Regent’s Place, London NW1 3AN England +44 870 607 6000
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.375% Notes due 2017	New York Stock Exchange

4.000% Notes due 2024	New York Stock Exchange

Floating Rate Notes due 2017	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-190509; 333-190509-01

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Santander UK plc and Abbey National Treasury Services plc (the “Registrants”) have filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated March 10, 2014 (the “Prospectus Supplement”) to a prospectus dated August 9, 2013 (the “Prospectus”) included in the Registrants’ registration statement on Form F-3 (File Nos. 333-190509 and 333-190509-01), relating to the securities to be registered hereunder (the “Notes”).

Item 1.                                                         Description of Registrants’ Securities to be Registered.

Reference is made to the information set forth on pages 12 through 22 of the Prospectus (under “Description of the Debt Securities and Guarantees”), pages 29 through 31 of the Prospectus (under “Certain Tax Considerations”), pages S-17 through S-23 of the Prospectus Supplement (under “Description of the Notes”) and pages S-24 through S-26 of the Prospectus Supplement (under “Tax Considerations”), all of which information is incorporated by reference in this registration statement.

Item 2.                                                         Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the SEC in connection with this Registration Statement:

1.1                               Indenture dated April 27, 2011 (the “Indenture”) by and among Abbey National Treasury Services plc, Santander UK plc and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-3 (File Nos. 333-190509 and 333-190509-01) filed with the SEC on August 9, 2013).

1.2                               First supplemental indenture dated March 13, 2014 (the “First Supplemental Indenture”) by and among Abbey National Treasury Services plc, Santander UK plc and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.4 of the Registrants’ Report of Foreign Issuer on Form 6-K (File Nos. 001-14928 and 001-35222), filed with the Securities and Exchange Commission on March 13, 2014).

1.3                               Form of Global Note for 1.375% Notes due 2017.

1.4                               Form of Global Note for 4.000% Notes due 2024.

1.5                               Form of Global Note for Floating Rate Notes due 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Santander UK plc

By:	/s/ Amaya Mazaira
Name:	Amaya Mazaira
Title:	Authorised Attorney

Abbey National Treasury Services plc

By:	/s/ Joanne Wainwright
Name:	Joanne Wainwright
Title:	Authorised Signatory

Date:             March 13, 2014